EXHIBIT 16.1

April 17, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE: Boston Carriers, Inc.

File Ref No: 333-191564

We have read the statements of Boston Carriers, Inc. pertaining to our firm included under exhibit 16.1 of Form 20-F dated April 20, 2018 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with the other statements contained therein.

Sincerely,

Liggett & Webb, P.A.

Certified Public Accountants

Boynton Beach, Florida